UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                            FORESTINDUSTRY.COM, INC.
                            ------------------------
                (Name of Registrant As Specified In Its Charter)

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                            forestindustry.com, Inc.
                          Suite 10 - 2480 Kenworth Road
                            Nanaimo, British Columbia
                                 Canada V9T 3Y3


                              Information Statement


Introduction

     We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy. This Information Statement is being mailed on or about December 24, 2002 to all holders of record on December 20, 2002.

     General. This Information Statement is being furnished by forestindustry.com, Inc. (the "Company") pursuant to Section 14(c) of the Securities Exchange Act of 1934 and Rule 14c-1 thereunder, to announce the disposition of The Forestindustry Online, Inc., and to amend the Company's Certificate of Incorporation to change the name to Global Golf Holdings, Inc. The Company has taken these steps to reflect its emphasis in the golfing industry through the acquisition of GolfLogix Systems Canada.

     On October 25, 2002, the Company acquired all of the outstanding capital stock of GolfLogix Systems Canada, Inc. GolfLogix Systems Canada is a distributor of golfing merchandise and has an option to purchase an exclusive licensing right to market and distribute the GolfLogix System in Canada, Oregon, Washington, Idaho, Mexico, Central America, Caribbean and Bermuda, Australia, Tasmania, New Zealand, and Fiji.

     As a result of the acquisition of GolfLogix Systems of Canada, on November 30, 2002, the Company and Cherry Point Consulting, Inc. ("Cherry Point"), a company control by Joe Perraton, the Company's president, entered into an agreement that would dispose of The Forest Industry Online, Inc. to Cherry Point in exchange for assumptions of all of the outstanding obligations of The Forest Industry Online

     In addition,  the Company is amending its Certificate of  Incorporation  to
change  its  name  to  Global  Golf   Holdings   Inc.  to  better   reflect  the
organization's golfing line of business.

     Reasons for the Change. The Company's primary business was providing Internet services to the forest and wood products industry. The Company is conducting this business through its subsidiary The Forest Industry Online that it acquired in January 2000. Prior to the acquisition of The Forest Industry Online, the Company had no operations. Since its acquisition of The Forest Industry Online, the Company has been operating at a loss. For the year ended May 31, 2002 and three months ended August 30, 2002, the Company incurred losses of $397,602 and $2,717.
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     In an effort to increase its  business and expand its Internet  services to the forest and wood products industry, in July, 2001, Mr. Joe Perraton and Teaco Properties Ltd., who collectively owned, in the aggregate 59.6% of the Company's outstanding shares, sold their interest to Messrs. Joe Nemeth and Sean Curran who subsequently, became members of the board. It was the intent of the Company to raise additional capital, and, along with Messrs. Nemeth and Curran who are experienced in the pulp and paper industry, to make the Company profitable. Unfortunately, due to the uncertainty in the capital markets, the Company was unable to raise a sufficient amount of capital to implement it business. Further, the Company continued to incur losses and as a result of these losses, the Company has and currently is experiencing a cash shortage. As at August 30, 2002, the Company had a negative working capital of $496,078.

     Beginning on April 8, 2002, the Board of Directors began a public offering to raise money to pay off its current creditors. The Company began a public offering of up to 3 million shares of common stock at $0.10 in order to pay off or settle accounts payables and other liabilities. On September 30, 2002, the Company closed the offering selling 1,650,000 shares for an aggregate of $165,000 in proceeds to the Company. The proceeds were used to pay off existing debt.

     On October 25, 2002, forestindustry.com completed the acquisition of GolfLogix Systems of Canada pursuant to a Share Exchange Agreement. Under the terms of the Share Exchange Agreement, forestindustry.com acquired all of the outstanding shares of GolfLogix Systems in exchange for 2,500,000 shares of the Company's common stock. As a result of the completion of the Share Exchange Agreement, GolfLogix Systems of Canada is now a wholly owned subsidiary of forestindustry.com. GolfLogix Systems Canada is a distributor of golfing merchandise and has an option to purchase an exclusive licensing right to market and distribute the GolfLogix System in Canada, Oregon, Washington, Idaho, Mexico, Central America, Caribbean and Bermuda, Australia, Tasmania, New Zealand, and Fiji. Under the terms of the Share Exchange Agreement, forestindustry.com has an option to repurchase a portion of the 2,500,000 shares at a nominal price if GolfLogix Systems Canada fails to obtain the right to market and distribute the GolfLogix System in a specific area.

     In light of the significant losses incurred by the Company in the forest and wood products industry, the Company believes that the acquisition of GolfLogix Systems Canada will provide the Company with a different avenue of pursuing business and create greater value for its shareholders.

     The Transaction. On November 30, 2002, the Company and Cherry Point Consulting entered into a stock purchase agreement. Under the agreement, Cherry Point Consulting purchased all of the outstanding shares of The Forest Industry Online and assumed all of the assets and liabilities of The Forest Industry Online, excluding liabilities due to the Company. In addition, Cherry Point agreed to indemnify and hold harmless the Company if the Company is obligated to pay for any liabilities related to The Forest Industry Online. As of November 30, 2002, The Forest Industry Online had assets of approximately $123,000 and liabilities of $158,000. Such liabilities exclude liabilities of approximately $1,701,000 due to the Company that will be forgiven upon the disposition. The approximately $1,701,000 due to the Company is related to cumulative losses incurred by The Forest Industry Online's operations. Although, The Forest Industry Online at times has operated at a positive cash flow, currently, it is operating a loss. Although the Company is forgiving its advances to The Forest Industry Online, the Company does not believe that The Forest Industry Online can ever repay the Company. Further, the Company believes that by requiring Cherry Point Consultant to assume The Forest Industry Online's obligations, which exceeds it assets, the Company is attempting to provide a manner to pay off creditors that the Company could not otherwise.

     The disinterest board members consisting of Messrs. Nemeth, Curran and Sinclair approved of the disposition of The Forest Industry Online to Cherry Point Consulting. In addition, shareholders representing 52.1% of the outstanding shares of the Company approved of the disposition of The Forest Industry Online to Cherry Point Consulting by written consent.

Amendment to Certification of Incorporation

     In addition, the Board of Directors has approved, and the holders owning a majority of the outstanding shares of common stock of the Company has approved, an amendment to the Company's Certificate of Incorporation to changing its name to Global Golf Holdings Inc. to better reflect the Company's new line of business.

Effective Date of Transaction and Name Change

     The completion of the disposition of The Forest Industry Online will occur no earlier than twenty days after the date on which this Information Statement is mailed to all the holders of record of the Company's common stock. Assuming passage of the twenty-day period, the effective date of the disposition will be deemed November 30, 2002. The Amendment to the Company's Certificate of Incorporation to reflect the name change will occur as soon as practicable after the twenty-day period.

Voting Securities

     There are currently 5,773,058 shares of the Company's common stock outstanding. The Company has no other securities outstanding. A total of 3,011,750 shares of the Company's common stock or 52.1% of the outstanding shares approved the sale of The Forest Industry Online to Cherry Point Consulting and the name change to Global Golf Holdings, Inc.

Board of Directors

     The Company's Board of Directors currently consists of four members; Mr. Ford Sinclair, Mr. Joe Perraton, Mr. Joe Nemeth, and Mr. Sean Curren. After the disposition of The Forest Industry Online, Mr. Perraton will resign from the Board and Mr. Ford Sinclair will become President.

Dissenters Rights

     No stockholders of the Company have dissenter's rights regarding the disposition of The Forest Industry Online.

Other Information

     We file periodic reports, proxy statements and other documents with the Securities and Exchange Commission. You may obtain a copy of these reports by accessing the Securities and Exchange Commission's website at http://www.sec.gov.



December 24, 2002                                       forestindustry.com, Inc.